Exhibit 99

PRESS RELEASE

OM GROUP REPORTS RESULTS FOR THIRD QUARTER OF 2011

- Growth driven by acquisitions and product demand across various end markets -

- Loss from continuing operations was $2.18 per diluted share -

- Income from continuing operations adjusted for special items was $1.27 per diluted share -

- Cash flow from operations bolsters balance sheet strength and financial flexibility -

CLEVELAND – November 9, 2011 – OM Group, Inc. (NYSE: OMG) today announced financial results for the third quarter ended September 30, 2011.

Net sales in the third quarter were $415.1 million, an increase of 40 percent compared with the third quarter of 2010. The most significant driver of the increase was the acquisition of VAC Holding on August 2, 2011. Excluding this acquisition, net sales grew 4 percent as higher volumes in battery materials, semiconductors, ceramics, chemical and defense offset lower price in Advanced Materials. Third quarter net loss of $68.3 million, or $2.17 per diluted share, includes special items totaling $108.5 million, primarily related to the acquisition of VAC Holding and a gain on the sale of land. Excluding special items, income from continuing operations was $40.0 million ($1.27 per diluted share), compared with $24.1 million ($0.79 per diluted share) during the 2010 period.

“Strong organic volume growth in Engineered Materials, favorable pricing in Specialty Chemicals, plus the significant sales contribution from our Magnetic Technologies acquisition all contributed to the strong top-line growth we achieved during the most recent quarter,” said Joseph Scaminace, chairman and chief executive officer. “Adjusted for special items, income from continuing operations surged 66 percent compared with last year, even as we faced increasing challenges from cobalt supply chain fundamentals, further testimony to the efficacy of our diversification efforts.”

In the third quarter of 2011, there were three special items which had significant impact on the reported financial results:

•

$93.5 million of charges in cost of goods sold as a result of the step-up of acquired inventory to fair value, including a $62.4 million lower of cost or market charge and a $31.1 million charge as inventory on-hand as of the acquisition date was sold in the ordinary course of business;

•	$11.2 million of fees related to the acquisition, of which $8.8 million was recorded in corporate expenses and the remainder in Engineering Materials; and

•	$9.7 million gain on the sale of land at the Manchester, England manufacturing facility which was closed last year as part of the Advanced Organics restructuring.

Excluding special items, gross profit in the third quarter of 2011 was 26.6 percent of sales, compared with 25.4 percent in the 2010 period, and SG&A increased to 14.6 percent of sales, compared with 13.3 percent in the prior-year period, primarily due to the acquisition. Operating profit adjusted for special items improved 38 percent to $49.6 million from $36.1 million last year.

Income tax expense in the third quarter was $18.4 million, including discrete tax benefits of $7.3 million as well as the impact of the VAC acquisition. Excluding these, the effective income tax rate would have been 12.6 percent.

Net cash provided by operating activities during the third quarter of 2011 was $21.9 million. The cash balance at the end of the period was $346.4 million and total debt was $686.4 million.

BUSINESS SEGMENT RESULTS (all comparisons with the third quarter of 2010)

Engineered Materials

•

As a result of the acquisition of VAC Holding on August 2, 2011, the Company’s segment formerly known as Advanced Materials was re-named Engineered Materials. The Engineered Materials segment includes the company’s existing Advanced Materials business and Magnetic Technologies, which consists of VAC Holding.

•	Net sales were $260.2 million, up 75 percent, due primarily to $106.6 million from Magnetic Technologies for two months since the acquisition

•

Advanced Materials product sales volumes rose 7 percent, primarily due to growth in battery materials and ceramics; other volume increased 35 percent due to higher copper contained in the mix of raw material feed

•

Excluding the special items, operating profit was $38.8 million (14.9 percent of sales), due to $18 million from the acquisition and higher volumes in Advanced Materials, both partially offset by falling cobalt prices and an increase in operating expenses

Specialty Chemicals

•	Net sales were $120.6 million, up 6 percent

•	Demand was mixed in electronic technologies as semiconductor volumes improved but printed circuit board and memory disk were lower; Advanced Organics volumes grew 3 percent on higher chemical sales

•	Operating profit was $24.7 million (20.5 percent of sales), including a $9.7 million gain on sale of land; excluding the gain, operating profit improved on higher volumes

Battery Technologies

•	Net sales were $34.7 million, down 3 percent

•	Improved volumes in defense were offset by lower aerospace volumes

•	Operating profit was $3.7 million (10.7 percent of sales), an improvement compared with last year despite the lower revenue as defense achieved favorable pricing and mix

OUTLOOK

“As we near the end of 2011 and begin to establish plans for 2012, we remain optimistic regarding the long-term growth prospects of the markets we serve, while mindful of the near-term macroeconomic challenges we face,” said Scaminace. “We will continue to aggressively invest in organic growth opportunities as well as strategic and tactical acquisition opportunities, particularly in sectors aligned with growth trends such as clean, affordable energy, proliferation of portable power, evolution of electronic devices, and need for sustainable products and processes. We are committed to creating shareholder value by utilizing our strong, flexible balance sheet to both expand our position within existing markets as well as enter strategic adjacent markets.”

For purposes of this release, discussions related to income (loss) from continuing operations or net income (loss) pertain to amounts attributable to OM Group, Inc. common stockholders.

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION

The Company is including certain non-GAAP financial measures, including Income from continuing operations attributable to OM Group, Inc. and Earnings per common share – assuming dilution, and operating profit, each as adjusted for special items. The non-GAAP financial measures are defined and reconciled to what management believes to be the most comparable U.S. GAAP measures in a schedule attached to this release. The Company believes that the non-GAAP financial measures facilitate a comparative assessment of the Company’s operating performance and will enhance investors’ understanding of the performance of the Company’s operations during 2011 and of the comparability of the 2011 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

WEBCAST INFORMATION

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s website at the time of the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations — Presentations” page of the company’s website three hours after the call.

ABOUT OM GROUP, INC.

OM Group, Inc. is a leading global solutions provider of specialty chemicals, advanced materials, electrochemical energy storage, magnetic materials and unique technologies crucial to enabling our customers to meet increasingly stringent market and application requirements. The company serves a wide variety of sectors, including rechargeable batteries, electronic devices, cutting tools, petrochemical catalysts, electronics manufacturing, industrial coatings, defense, aerospace, medical devices, alternative energy, automotive, electrical installation, and energy conversion and distribution. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s website at www.omgi.com.

# # #

For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.

FORWARD-LOOKING STATEMENTS

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the ability to successfully integrate the acquisition of Vacuumschmelze GmbH & Co. KG; the operation of our critical business facilities without interruption; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the availability of competitively priced supplies of raw materials, particularly cobalt and certain rare earth materials; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of raw materials or the selling prices of the company’s finished products; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the potential impact that a deterioration in global economic and financial market conditions may have on our business and operations, including future goodwill impairments; the impact on pension accounting if actual results differ from actuarial assumptions; the effect of changes in domestic or international tax laws; the effect of fluctuations in currency exchange rates on the company’s international operations; the demand for metal-based specialty chemicals and products in the company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; and the general level of global economic activity and demand for the company’s products.

OM Group, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)	September 30, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$346,369	$400,597
Restricted cash on deposit	88,885	68,096
Accounts receivable, less allowance of $3,842 in 2011 and $5,187 in 2010	251,225	155,465
Inventories	578,741	293,625
Refundable and prepaid income taxes	45,449	40,740
Other current assets	53,946	44,602

Total current assets	1,364,615	1,003,125

Property, plant and equipment, net	478,852	256,098
Goodwill	524,582	306,888
Intangible assets, net	426,938	153,390
Notes receivable from joint venture partner, less allowance of $3,100 in 2011 and $5,200 in 2010	16,015	13,915
Other non-current assets	81,807	39,292

Total assets	$2,892,809	$1,772,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$10,314	$30,000
Accounts payable	138,311	105,900
Liability related to joint venture partner injunction	88,885	68,096
Accrued employee costs	48,480	37,932
Other current liabilities	184,122	42,396

Total current liabilities	470,112	284,324

Long-term debt	676,117	90,000
Deferred income taxes	137,346	23,499
Uncertain tax positions	19,604	14,796
Pension liabilities	196,643	58,107
Purchase price of VAC Holding payable to seller	86,304	—
Other non-current liabilities	28,626	25,364

Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,233,407	1,236,784
Noncontrolling interests	44,650	39,834

Total equity	1,278,057	1,276,618

Total liabilities and equity	$2,892,809	$1,772,708

OM Group, Inc. and Subsidiaries

Unaudited Condensed Statements of Consolidated Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2011	2010	2011	2010
Net sales	$415,057	$297,222	$1,075,924	$903,518
Cost of products sold (excluding lower of cost or market)	335,871	222,941	841,194	689,425
Lower of cost or market charge	62,444	—	62,444	—

Gross profit	16,742	74,281	172,286	214,093
Selling, general and administrative expenses	71,828	39,436	161,595	117,042
Gain on sale of land	(9,693)	—	(9,693)	—

Operating profit (loss)	(45,393)	34,845	20,384	97,051
Other income (expense):
Interest expense	(8,512)	(1,481)	(11,327)	(3,794)
Interest income	294	255	981	641
Foreign exchange gain (loss)	7,425	(688)	7,264	(8,088)
Other, net	(547)	183	(876)	(210)

	(1,340)	(1,731)	(3,958)	(11,451)

Income (loss) from continuing operations before income tax expense	(46,733)	33,114	16,426	85,600
Income tax expense	(18,421)	(9,159)	(24,497)	(31,791)

Income from continuing operations, net of tax	(65,154)	23,955	(8,071)	53,809
Income (loss) from discontinued operations, net of tax	234	1,003	(95)	622

Consolidated net income (loss)	(64,920)	24,958	(8,166)	54,431
Net (income) loss attributable to the noncontrolling interest	(3,334)	(757)	(4,816)	5,159

Net income (loss) attributable to OM Group, Inc.	$(68,254)	$24,201	$(12,982)	$59,590

Earnings per common share—basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$(2.18)	$0.76	$(0.42)	$1.94
Income from discontinued operations attributable to OM Group, Inc. common shareholders	0.01	0.03	—	0.02

Net income (loss) attributable to OM Group, Inc. common shareholders	$(2.17)	$0.79	$(0.42)	$1.96

Earnings per common share—assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$(2.18)	$0.76	$(0.42)	$1.93
Income from discontinued operations attributable to OM Group, Inc. common shareholders	0.01	0.03	—	0.02

Net income (loss) attributable to OM Group, Inc. common shareholders	$(2.17)	$0.79	$(0.42)	$1.95

Weighted average shares outstanding
Basic	31,382	30,474	30,817	30,417
Assuming dilution	31,382	30,560	30,817	30,535

Amounts attributable to OM Group, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$(68,488)	$23,198	$(12,887)	$58,968
Income (loss) from discontinued operations, net of tax	234	1,003	(95)	622

Net income (loss)	$(68,254)	$24,201	$(12,982)	$59,590

OM Group, Inc. and Subsidiaries

Unaudited Condensed Statements of Consolidated Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2011	2010	2011	2010
Operating activities
Consolidated net income (loss)	$(64,920)	$24,958	$(8,166)	$54,431
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
(Income) loss from discontinued operations	(234)	(1,003)	95	(622)
Depreciation and amortization	20,363	13,340	47,264	40,186
Share-based compensation expense	1,595	1,372	5,118	4,151
Foreign exchange (gain) loss	(7,425)	688	(7,264)	8,088
Lower of cost or market charge	62,444	—	62,444	—
Gain on sale of land	(9,693)	—	(9,693)	—
Restructuring charges	(26)	1,069	507	2,054
Deferred income tax provision (benefit)	(28,177)	151	(27,322)	(46)
Allowance on GTL prepaid tax asset	(6,225)	—	(6,225)	11,465
Other non-cash items	(308)	(3,370)	(2,379)	529
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	11,946	9,090	(12,178)	(22,654)
Inventories	625	(17,755)	(1,573)	30,393
Accounts payable	(27,232)	26,183	(13,485)	30,127
Accrued income taxes	48,008	10,048	44,569	13,818
Other, net	21,140	1,029	14,791	(10,246)

Net cash provided by operating activities	21,881	65,800	86,503	161,674

Investing activities
Expenditures for property, plant and equipment	(13,960)	(5,201)	(26,405)	(16,003)
Proceeds from sale of land	9,693	—	9,693	—
Cash paid for acquisitions	(669,818)	—	(669,818)	(171,979)
Other, net	17	(427)	(4,090)	(777)

Net cash used for investing activities	(674,068)	(5,628)	(690,620)	(188,759)

Financing activities
Payments of revolving line of credit	(120,000)	(20,000)	(120,000)	(125,000)
Proceeds from the revolving line of credit	—	—	—	245,000
Proceeds from long-term debt	697,975	—	697,975	—
Debt issuance costs	(29,283)	—	(29,283)	(2,596)
Other, net	204	—	168	2,686

Net cash provided by (used for) financing activities	548,896	(20,000)	548,860	120,090

Effect of exchange rate changes on cash	(2,052)	5,183	1,029	(1,599)

Cash and cash equivalents
Increase (decrease) in cash and cash equivalents from continuing operations	(105,343)	45,355	(54,228)	91,406
Discontinued operations—net cash used for operating activities	—	(35)	—	(33)
Balance at the beginning of the period	451,712	401,436	400,597	355,383

Balance at the end of the period	$346,369	$446,756	$346,369	$446,756

OM Group, Inc. and Subsidiaries

Unaudited Segment Information

	$0000000.000	$0000000.000	$0000000.000	$0000000.000
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2011	2010	2011	2010
Net Sales
Engineered Materials (b)	$260,164	$148,455	$605,450	$468,685
Specialty Chemicals	120,622	113,337	369,954	352,786
Battery Technologies (a)	34,678	35,720	101,497	82,723
Intersegment items	(407)	(290)	(977)	(676)

	$415,057	$297,222	$1,075,924	$903,518

Operating profit (loss)
Engineered Materials (b)(c)	$(57,134)	$28,332	$(8,153)	$74,925
Specialty Chemicals (e)	24,719	12,409	56,311	47,961
Battery Technologies (a)	3,742	3,068	12,567	1,974
Corporate (d)	(16,720)	(8,964)	(40,341)	(27,809)

	$(45,393)	$34,845	$20,384	$97,051

(a)	Includes activity since the acquisition of EaglePicher Technologies on January 29, 2010.

(b)	Includes activity of Magnetic Technologies since the acquisition of VAC Holding on August 2, 2011 and the Company's existing Advanced Materials business.

(c)	Includes a $62.4 million lower of cost or market charge and a $31.1 million charge as inventory on-hand as of the VAC Holding acquisition date was sold in the ordinary course of business.

(d)	Includes $8.8 million and $12.8 million of acquisition related fees and expenses in the three and nine months ended September 30, 2011.

(e)	Includes a $9.7 million gain for the sale of land at the Manchester, England manufacturing facility in the three and nine months ended September 30, 2011.

	$000000.000	$000000.000	$000000.000	$000000.000
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Volumes
Engineered Materials
Product sales volume — Advanced Materials*	3,926	3,672	11,745	10,778
Other sales volume (cobalt metal resale and by-product sales) — Advanced Materials	3,266	2,422	10,943	8,307
Cobalt refining volume - Advanced Materials	2,740	2,578	7,678	6,851
*Excludes cobalt metal resale and by-product sales.

Specialty Chemicals
Advanced Organics sales volume — metric tons	5,463	5,293	16,760	17,423
Electronic Chemicals sales volume — gallons (thousands)	2,658	2,716	8,277	8,330
Ultra Pure Chemicals sales volume — gallons (thousands)	1,635	1,500	4,977	4,325
Photomasks — number of masks	9,503	7,751	27,252	22,201

OM Group, Inc. and Subsidiaries

Non-GAAP Financial Measure

	$000000.00	$000000.00	$000000.00	$000000.00	$000000.00
	Third Quarter of 2011
(in thousands)	Engineered Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit (loss)—as reported	$(57,134)	$24,719	$3,742	$(16,720)	$(45,393)
Special items — (income) expense:					—
Lower of cost or market charge	62,444	—	—	—	62,444
Inventory step-up recognized	31,073	—	—	—	31,073
Acquisition-related fees	2,355	—	—	8,800	11,155
Gain on sale of land	—	(9,693)	—	—	(9,693)

Operating profit—excluding special items	$38,738	$15,026	$3,742	$(7,920)	$49,586

	$0000000.0	$0000000.0	$0000000.0	$0000000.0	$0000000.0
	Third Quarter of 2010
(in thousands)	Engineered Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit—as reported	$28,332	$12,409	$3,068	$(8,964)	$34,845
Special items — (income) expense:
Restructuring	—	1,069	—	—	1,069
Purchase accounting—EaglePicher acquisition	—	—	138	—	138

Operating profit—excluding special items	$28,332	$13,478	$3,206	$(8,964)	$36,052

Non-GAAP Financial Measures:

The Company is providing operating profit—adjusted for special items, a non-GAAP financial measure that the Company's management believes is an important metric in evaluating the performance of the Company's business. The table above presents a reconciliation of the Company's U.S. GAAP operating profit (loss) as reported to non-GAAP operating profit—adjusted for special items. The Company believes that the non-GAAP financial measures presented in the table facilitate a comparative assessment of the Company's operating performance and will enhance investors' understanding of the performance of the Company's operations during 2011 and of the comparability of the 2011 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries

Non-GAAP Financial Measure

	$000.000	$000.000	$000.000	$000.000
	Three Months Ended September 30, 2011		Three Months Ended September 30, 2010
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to OM Group, Inc.—as reported	$(68,254)	$(2.17)	$24,201	$0.79

Less:
Income from discontinued operations, net of tax	234	0.01	1,003	0.03

Income (loss) from continuing operations attributable to OM Group, Inc.—as reported	$(68,488)	$(2.18)	$23,198	$0.76

Special items — income (expense):
Charges related to VAC inventory step-up, net of tax	(66,181)	(2.10)	—	—
Effect of applying annual effective income tax rate to actual year-to-date pre-tax income	(45,304)	(1.44)	—	—
Fees and expenses related to the VAC acquisition, net of tax	(10,045)	(0.32)	—	—
Gain on sale of land, net of tax	8,568	0.27	—	—
Restructuring charges, net of tax	—	—	(1,069)	(0.04)
Purchase accounting, net of tax—EaglePicher Technologies acquisition	—	—	(138)	—
Adjustment of GTL’s prepaid tax allowance (OMG’s 55% share)	3,424	0.11	—	—
Other discrete tax items, net	1,031	0.03	329	0.01

Income from continuing operations attributable to OM Group, Inc.—as adjusted for special items	$40,019	$1.27	$24,076	$0.79

Weighted average shares outstanding—diluted		31,552		30,560

	$000.000	$000.000	$000.000	$000.000
	Nine Months Ended September 30, 2011		Nine Months Ended September 30, 2010
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to OM Group, Inc.—as reported	$(12,982)	$(0.42)	$59,590	$1.95

Less:
(Income) loss from discontinued operations, net of tax	(95)	—	622	0.02

Income (loss) from continuing operations attributable to OM Group, Inc.—as reported	$(12,887)	$(0.42)	$58,968	$1.93

Special items — income (expense):
Charges related to VAC inventory step-up, net of tax	(66,181)	(2.14)	—	—
Effect of applying annual effective rate to actual year-to-date pre-tax income	(45,304)	(1.46)	—	—
Fees and expenses related to the VAC acquisition, net of tax	(14,045)	(0.45)	—	—
Gain on sale of land, net of tax	8,568	0.27	—	—
Restructuring charges, net of tax	(507)	(0.02)	(1,956)	(0.06)
Purchase accounting, net of tax—EaglePicher Technologies acquisition	—	—	(2,748)	(0.09)
Adjustment of GTL’s prepaid tax allowance (OMG’s 55% share)	3,424	0.11	(6,306)	(0.21)
Other discrete tax items, net	3,050	0.10	4,201	0.14

Income from continuing operations attributable to OM Group, Inc.—as adjusted for special items	$98,108	$3.17	$65,777	$2.15

Weighted average shares outstanding—diluted		30,993		30,535

Non-GAAP Financial Measures:

The Company is including certain non-GAAP financial measures, including Income from continuing operations attributable to OM Group, Inc. and Earnings per common share—assuming dilution, both as adjusted for special items. "Income from continuing operations attributable to OM Group, Inc.—as adjusted for special items" is a non-GAAP financial measure that the Company's management uses as an important metric in evaluating the performance of the Company's business. The table above presents a reconciliation of the Company's GAAP results, as reported (both net income (loss) attributable to OM Group, Inc. and income (loss) from continuing operations attributable to OM Group, Inc.), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measures presented in the table above facilitates a comparative assessment of the Company's operating performance and will enhance investors' understanding of the performance of the Company's operations during 2011 and of the comparability of the 2011 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.